Exhibit 14.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Inotera Memories, Inc.:

We consent to the use of our report dated January 25, 2006 related to the financial statements of Inotera Memories, Inc., except as to Note 21 (a), Note 21 (b), and Note 24, which are dated as of March 13, 2006, March 17, 2006 and April 6, 2006, respectively, in the annual report on Form 20-F, as amended by Amendment No. 1 thereto dated March 30, 2007, of Infineon Technologies AG.

/s/ KPMG Certified Public Accountants

Taipei, Taiwan (the Republic of China)
March 29, 2007

KPMG Certified Public Accountants, the Taiwan member firm of the
KPMG network of independent member firms affiliated with KPMG international, a Swiss cooperative

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Inotera Memories, Inc.:

We consent to the use of our report dated March 1, 2007 related to the financial statements of Inotera Memories, Inc., in the annual report on Form 20-F, as amended by Amendment No. 1 thereto dated March 30, 2007, of Infineon Technologies AG.

/s/ KPMG Certified Public Accountants

Taipei, Taiwan (the Republic of China)
March 29, 2007

KPMG Certified Public Accountants, the Taiwan member firm of the
KPMG network of independent member firms affiliated with KPMG international, a Swiss cooperative